UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 1, 2009
(Date of earliest event reported)

KINGSTONE COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-1665	36-2476480
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1158 Broadway, Hewlett, NY                         11557
(Address of Principal Executive Offices)   (Zip Code)

Registrant's telephone number, including area code: (516) 374-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 1, 2009, Kingstone Companies, Inc. (the “Company”) appointed Victor Brodsky, age 51, as its Chief Financial Officer.

Mr. Brodsky has served as the Company’s Chief Accounting Officer since August 2007, Principal Financial Officer for Securities and Exchange Commission (“SEC”) reporting purposes since November 2007, and Secretary since December 2008. In addition, Mr. Brodsky has been a director of Kingstone Insurance Company (formerly Commercial Mutual Insurance Company), a New York property and casualty insurer, since February 2008. He was appointed to the Audit Committee of Kingstone Insurance Company in July 2009. Kingstone Insurance Company is currently a wholly-owned subsidiary of the Company.

Mr. Brodsky also serves as Vice President of Financial Reporting, Principal Financial Officer for SEC reporting purposes and Secretary of Vertical Branding Inc. Prior to assuming the role of Vertical Branding’s Vice President of Financial Reporting in May 2008, Mr. Brodsky served as its Chief Financial Officer from March 1998 through May 2008. He also served as a director of Vertical Branding from May 2002 through November 2005. He served as its Secretary from November 2005 through May 2008, resuming the position in April 2009.

Prior to joining Vertical Branding in March 1998, Mr. Brodsky spent 16 years at the CPA firm of Michael & Adest in New York. Mr. Brodsky earned a Bachelor of Business Administration degree from Hofstra University, with a major in accounting, and is a licensed CPA in New York.

There are no family relationships between Mr. Brodsky and any director or executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSTONE COMPANIES, INC.

Dated: August 1, 2009	By:	/s/ Barry B. Goldstein
Barry B. Goldstein
President